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                                                                    EXHIBIT 99.3

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                               OFFER TO EXCHANGE

                          4.625% SENIOR NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                      FOR

       ANY AND ALL OUTSTANDING UNREGISTERED 4.625% SENIOR NOTES DUE 2013


         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
    [        ], 2004, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.


To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:


     As described in the enclosed Prospectus, dated [          ], 2004 (the
"Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), The Hartford Financial Services Group, Inc. (the "Company") is offering to exchange up to $320,000,000 aggregate principal amount of the Company's 4.625% Senior Notes Due 2013, which have been registered under the Securities Act of 1933, as amended (collectively, the "New Notes"), for up to $320,000,000 aggregate principal amount of outstanding unregistered 4.625% Senior Notes Due 2013 (collectively, the "Old Notes") (the "Exchange Offer"). The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the New Notes have been registered under the Securities Act of 1933, as amended, and will not be subject to the registration rights, additional interest provisions and transfer restrictions applicable to the Old Notes. The Company will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.


     The Company will not pay any fees or commissions to you for soliciting tenders of Old Notes pursuant to the Exchange Offer. However, you will be reimbursed by the Company for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services.

     For your information and for forwarding to your clients for whom you hold the Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

     1.  The Prospectus;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3.  A form of Notice of Guaranteed Delivery; and

     4. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Old Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.
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          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE
                         TO OBTAIN THEIR INSTRUCTIONS.

     Any inquiries you may have with respect to procedures for tendering Old Notes should be addressed to JPMorgan Chase Bank, the exchange agent for the Exchange Offer, at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

                                         Very truly yours,

                                         The Hartford Financial Services Group,
                                         Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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